Exhibit 23.3

Deloitte & Touche LLP Suite 1800 650 South Tryon Street Charlotte, NC 28202 USA Tel: +1 704 887 1500 www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-4 of our report dated February 28, 2024, relating to the consolidated financial statements of Piedmont Lithium Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Piedmont Lithium Inc. for the year ended December 31, 2024. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

April 23, 2025